1. EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (the “Agreement”) by and between Sumita Ray (“Employee”) and Instil Bio Inc. (the “Company”) is effective as of April 18, 2022 (the “Effective Date”). The Company desires to employ Employee as its Chief Legal, Compliance and Administrative Officer and Corporate Secretary (hereinafter “Chief Legal and Administrative Officer” or “Chief Legal Officer”) and, in connection therewith, to compensate Employee for Employee’s personal services to the Company; and Employee wishes to be employed by the Company as its Chief Legal and Administrative Officer, and to provide professional services to the Company in return for certain compensation. Accordingly, in consideration of the mutual promises and covenants contained herein, the parties agree to the following: 1. EMPLOYMENT BY THE COMPANY. 1.1 Position. Subject to the terms set forth herein, the Company agrees to employ Employee in the position of Chief Legal and Administrative Officer. Employee hereby accepts such employment. During the term of Employee’s employment with the Company, Employee will devote Employee’s best efforts and substantially all of Employee’s business time and attention to the business of the Company. 1.2 Duties. Employee will report to the Chief Executive Officer of the Company (the “CEO”). Employee will perform such duties as are normally associated with Employee’s position as Chief Legal and Administrative Officer, as assigned from time to time by the CEO. Employee shall perform Employee’s duties under this Agreement principally out of the Company’s offices in the Los Angeles, California area, or at such other location as mutually agreed; Employee shall make such business trips to such places as may be necessary or advisable for the efficient operations of the Company. Employee’s services shall include, though not be limited to: building a world class legal team rapidly with expertise in key legal areas including but not limited to corporate, IP, SEC/regulatory, clinical, privacy, real estate, employment and contracts; coordinating board of director meetings and acts as the corporate secretary preparing meeting minutes and maintaining appropriate corporate records; providing leadership and technical guidance to ensure an effective global ethics and compliance program; overseeing the development of programs to prevent and detect violations of laws, company policies, and other misconduct; promoting ethical practices; ensuring the implementation of the compliance program throughout the organization; and partnering with human resources on employment law matters both in the US and in UK. 1.3 Company Policies and Benefits. The employment relationship between the parties shall also continue to be subject to the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion, and Employee will continue to be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

2. Employee’s employment. All matters of eligibility for coverage or benefits under any benefit plan shall be determined in accordance with the provisions of such plan. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion. Notwithstanding the foregoing, in the event that the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control. 1.4 Indemnification. During employment and through at least the sixth anniversary of Employee’s termination date, the Company shall maintain coverage for Employee as a named insured on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals, as well as indemnify Employee for claims to the fullest extent of applicable law and as set forth in the Company’s Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation. 2. COMPENSATION. 2.1 Salary. Employee shall receive for Employee’s services to be rendered hereunder an initial annualized base salary of $470,000, subject to annual review and adjustment by the Company’s Board of Directors (the “Board”) (or any authorized committee thereof) in its sole discretion, payable subject to standard federal and state payroll withholding requirements in accordance with the Company’s standard payroll practices (“Base Salary”). 2.2 Target Bonus. (a) While this Agreement is in effect, Employee shall be eligible for a discretionary annual target bonus of up to 50% of Employee’s then-current Base Salary (“Target Bonus”), determined by the Company in its sole discretion, and payable subject to standard federal and state payroll withholding requirements. The Target Bonus will be paid in a single annual installment paid no later than March 15 of the following year. Other than as set forth in Section 6.2(a)(ii), whether or not Employee earns any bonus will be dependent upon (a) Employee’s continuous performance of services to the Company through the date any bonus is paid and (b) the actual achievement of the applicable individual performance targets and goals by Employee during the relevant bonus year as such targets and goals are reasonably established by the Board (or any authorized committee thereof). The Board (or any authorized committee thereof) will determine in its sole discretion the extent to which Employee has achieved the performance targets and goals upon which the bonus is based and the amount of the bonus, which could be zero. Employee’s eligibility for a bonus is subject to change in the discretion of the Board (or any authorized committee thereof). For the 2022 calendar year, Employee shall be eligible for a bonus up to the amount of the Target Bonus prorated for the months of Employee’s employment by the Company in 2022. 2.3 Stock Options. (a) Subject to approval by the Board (or any authorized committee thereof), the Company shall grant Employee an option (the “Option”) to purchase 425,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of a share of common stock as determined by the Board (or any authorized committee thereof) as of the DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

3. date of grant, pursuant to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) and the individual stock option grant notice and related agreements to be provided to Employee (the Plan and such notice and related agreements, collectively, the “Equity Documents”). The Option will vest subject to the terms and conditions of the Plan and Employee’s grant agreement, with 25% of the shares subject to the Option vesting upon the first anniversary of the Effective Date and the remaining 75% of the shares subject to the Option vesting over the subsequent 3- year period in substantially equal monthly installments at a rate of 1/48th of the total shares subject to the Option each month, subject to Employee’s continuous service as of each such vesting date. (b) Subject to approval by the Board (or any authorized committee thereof), upon the achievement of each milestone contained in Exhibit 2, the Company shall grant Employee an option to purchase 25,000 shares of the Company’s common stock, with a maximum of 50,000 shares if both milestones are achieved (each, a “Milestone Option”), with an exercise price equal to the fair market value of a share of common stock as determined by the Board (or any authorized committee thereof) as of the date of grant, pursuant to the terms of the Plan and the individual stock option grant notice and related agreements to be provided to Employee. Each Milestone Option will vest subject to the terms and conditions of the Plan and Employee’s grant agreement, with 25% of the shares subject to the Milestone Option vesting upon the first anniversary of the Effective Date and the remaining 75% of the shares subject to the Milestone Option vesting over the subsequent 3-year period in substantially equal monthly installments at a rate of 1/48th of the total shares subject to the Milestone Option each month, subject to Employee’s continuous service as of each such vesting date. 2.4 Expense Reimbursement. The Company will reimburse Employee for reasonable business expenses with proper documentation, within thirty (30) days after the Company’s receipt of such documentation, and in accordance with the Company’s standard expense reimbursement policy and applicable law (including legal fees of up to $7,500 incurred in connection with the review and negotiation of this Agreement). For the avoidance of doubt, to the extent that any reimbursements payable to Employee are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (a) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (b) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (c) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. 2.5 Relocation and Temporary Living Reimbursement. The Company will reimburse Employee for: (i) reasonable moving expenses incurred by Employee and Employee’s family in the event that they relocate from Employee’s primary residence to the Los Angeles, California area; (ii) reasonable temporary housing and living expenses for Employee in the Los Angeles, California area, to be mutually agreed to by the Company and Employee; and (iii) upon approval from the CEO, reasonable travel-related expenses incurred in connection with Employee purchasing a new residence in the Los Angeles, California area. Employee agrees to submit cost estimates to the Finance and Accounting Department prior to finalizing such arrangements. Notwithstanding anything to the contrary, neither reimbursements nor any temporary housing assistance will be paid to Employee or on Employee’s behalf unless (i) Employee relocates to the Los Angelese, California area within the six (6) month period DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

4. following the Effective Date; and (ii) Employee is employed with the Company on the date of any reimbursement or on the date any payment is made by the Company on Employee’s behalf, as applicable. Further, notwithstanding the foregoing, Employee will receive relocation reimbursement under this Section 2.5 if Employee relocates to the Los Angeles, California area and incurs relocation expenses and Employee’s employment is terminated by Employee for Good Reason (as defined below) or by the Company without Cause (as defined below) prior to receipt of reimbursement. Reimbursement will be made upon timely presentation of receipts (within thirty (30) days of invoice). The total of all such amounts of benefits provided to Employee under this Section 2.5 shall not exceed $200,000. Reimbursements paid by the Company will be considered taxable income to Employee. 3. CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT OBLIGATIONS. As a condition of employment, Employee must execute and abide by the Employee Confidential Information and Inventions Assignment Agreement attached as Exhibit 1 (the “Confidential Information Agreement”), which may be amended by the parties from time to time without regard to this Agreement. The Confidential Information Agreement contains provisions that are intended by the parties to survive and do survive termination or expiration of this Agreement. 4. OUTSIDE ACTIVITIES. Except as otherwise stated herein, during the term of Employee’s employment with the Company, Employee will be required to faithfully serve the Company and devote Employee’s full time and attention to the business and affairs of the Company and the performance of Employee’s duties and responsibilities. Employee will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise, including accepting any appointment to the board of directors of another company, that would interfere or conflict, either directly or indirectly, with Employee’s responsibilities and the performance of Employee’s duties hereunder except for (i) reasonable time devoted to personal financial affairs or volunteer services for or on behalf of such religious, educational, nonprofit and/or other charitable organizations as Employee may wish to serve, (ii) reasonable time devoted to activities in the nonprofit and business communities consistent with Employee’s duties, and (iii) such other activities as may be specifically approved by the Board (or any authorized committee thereof). This restriction shall not, however, preclude the Employee (x) from owning less than one percent (1%) of the total outstanding shares of a publicly traded company or (y) from employment or service in any capacity with Affiliates of the Company. As used in this Agreement, “Affiliates” means entities under common management or control with the Company. 5. NO CONFLICT WITH EXISTING OBLIGATIONS. Employee reasonably believes that Employee’s performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to Employee’s employment by the Company. Employee has disclosed any existing agreements or obligations Employee may have with prior employers or entities for which Employee has provided services. Employee has not entered into, and Employee agrees that Employee will not enter into, any agreement or obligation, either written or oral, in conflict herewith. 6. TERMINATION OF EMPLOYMENT. The parties acknowledge that Employee’s employment relationship with the Company is at-will. Either Employee or the Company may terminate the employment relationship at any time, with or without Cause. The provisions in this DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

5. Section govern the amount of compensation, if any, to be provided to Employee upon termination of employment and do not alter this at-will status. 6.1 Termination by the Company without Cause or Resignation by Employee for Good Reason Not in Connection with a Change in Control. (a) The Company shall have the right to terminate Employee’s employment with the Company pursuant to this Section 6.1 at any time, in accordance with Section 6.7, without “Cause” (as defined in Section 6.3(b) below) by giving notice as described in Section 7.1 of this Agreement. A termination pursuant to Section 6.5 or 6.6 below is not a termination without Cause for purposes of receiving the benefits described in this Section 6.1. (b) If the Company terminates Employee’s employment at any time, not in connection with a “Change in Control” (as that term is defined in the Plan), without Cause, or Employee terminates Employee’s employment with the Company for “Good Reason” (as defined in Section 6.1(g) below) and provided that such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then Employee shall be entitled to receive the Accrued Obligations (defined in Section 6.1(d) below). If Employee complies with the obligations in Section 6.1(c) below (including but not limited to the Release requirement), Employee shall also be eligible to receive the following “Severance Benefits:” (i) The Company will pay Employee an amount equal to Employee’s then-current Base Salary for twelve (12) months, less all applicable withholdings and deductions (“Severance”), paid in equal installments beginning on the Company’s first regularly scheduled payroll date following the Release Effective Date (as defined in Section 6.1(c) below), with the remaining installments occurring on the Company’s regularly scheduled payroll dates thereafter. (ii) Provided Employee timely elects continued coverage under COBRA under the Company’s group health plans following such termination, the Company will pay Employee’s COBRA premiums, to continue Employee’s health insurance coverage in effect on the termination date until the earliest of: (1) twelve (12) months following the termination date; (2) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (1)-(3), (the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Employee’s behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Employee on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Payment Period. Nothing in this Agreement shall deprive Employee of Employee’s rights under COBRA or ERISA for benefits under plans and policies arising under Employee’s employment by the Company. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

6. (iii) Acceleration of the vesting of all outstanding unvested time-based equity awards that are held by Employee as of the date of Employee’s Separation from Service as to the number of shares that would have vested in accordance with the applicable vesting schedule as if Employee had been in service for an additional six (6) months as of Employee’s termination date (based upon months of service and not the occurrence of corporate events or milestones). (c) Employee will be paid all of the Accrued Obligations on the Company’s first payroll date after Employee’s date of termination from employment or earlier if required by law. Employee shall receive the Severance Benefits pursuant to Section 6.1(b) of this Agreement if: (i) within the time frame provided by the Company, which shall be no later than the 60th day following the date of Employee’s Separation from Service, Employee has signed and delivered to the Company a separation agreement containing an effective, general release of claims in favor of the Company and its affiliates and representatives (with standard carve-outs for vested benefits and equity, as well as indemnification), in the form presented by the Company (the “Release”), which cannot be revoked in whole or in part by such date (the date that the Release can no longer be revoked is referred to as the “Release Effective Date”); (ii) if Employee holds any other positions with the Company or any Affiliate, including a position on the Board, Employee resigns such position(s) with such resignation to be effective no later than the date of Employee’s termination date (or such other date as requested by the Board (or any authorized committee thereof)); (iii) Employee returns all Company property; (iv) Employee complies with Employee’s post-termination obligations under this Agreement and the Confidential Information Agreement; and (v) Employee complies with the terms of the Release, including without limitation any non-disparagement and confidentiality provisions contained in the Release. To the extent that any severance payments are deferred compensation under Section 409A of the Code, and are not otherwise exempt from the application of Section 409A, then, if the period during which Employee may consider and sign the Release spans two calendar years, the payment of Severance will not be made or begin until the later calendar year. (d) For purposes of this Agreement, “Accrued Obligations” are (i) Employee’s accrued but unpaid salary through the date of termination, (ii) any accrued but unused paid time off, (iii) any unreimbursed business expenses incurred by Employee payable in accordance with the Company’s standard expense reimbursement policies and applicable law, (iv) benefits owed to Employee under any qualified retirement plan or health and welfare benefit plan in which Employee was a participant in accordance with applicable law and the provisions of such plan, and (v) payment of any annual Bonus previously approved by the Board (or any authorized committee thereof) in connection with a previously completed calendar year but which has not yet been paid out. (e) The Severance Benefits or Change in Control Severance Benefits (defined below) provided to Employee pursuant to this Section 6.1 or Section 6.2 are in lieu of, and not in addition to, any benefits to which Employee may otherwise be entitled under any Company severance plan, policy or program. (f) Any damages caused by the termination of Employee’s employment without Cause would be difficult to ascertain; therefore, the Severance Benefits or Change in Control Severance Benefits for which Employee is eligible pursuant to Section 6.1(b) or 6.2(a) in DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

7. exchange for the Release are agreed to by the parties as liquidated damages, to serve as full compensation, and not as a penalty. (g) For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Employee’s consent: (i) a material reduction in Employee’s Base Salary, which the parties agree is a one-time or aggregated reduction of at least ten percent (10%) of Employee’s Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (ii) a material reduction or significant change in Employee’s duties, authority, or responsibilities for the Company relative to Employee’s duties, authority, or responsibilities in effect immediately prior to such reduction; (iii) a material breach by the Company or any successor entity of any employment-related contract between the Company and Employee; or (iv) the relocation of Employee’s principal place of employment, without Employee’s consent, in a manner that lengthens Employee’s one- way commute distance by fifty (50) or more miles from Employee’s then-current principal place of employment immediately prior to such relocation; provided, however, that any such termination by Employee shall be deemed for Good Reason pursuant to this definition only if: (1) Employee gives the Company written notice of Employee’s intent to terminate for Good Reason within thirty (30) days following Employee’s first learning of the condition(s) that Employee believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); (3) the Company has not, prior to receiving such notice from Employee, already informed Employee that Employee’s employment with the Company is being terminated; and (4) Employee voluntarily terminates Employee’s employment within thirty (30) days following the end of the Cure Period. 6.2 Termination by the Company without Cause or Resignation by Employee for Good Reason in Connection with a Change in Control. (a) In the event that the Company terminates Employee’s employment without Cause or Employee resigns for Good Reason within three (3) months prior to or twelve (12) months following the effective date of a Change in Control (“Change in Control Termination Date”), then Employee shall be entitled to the Accrued Obligations and, subject to Employee’s compliance with Section 6.1(b) and (c) above, including but not limited to the Release requirement and Employee’s continued compliance with Employee’s obligations to the Company under Employee’s Confidential Information Agreement, then Employee will be eligible for the following “Change in Control Severance Benefits”: (i) Employee shall be eligible to receive the Severance Benefits set forth in Sections 6.1(b)(i) and 6.1(b)(ii) under the terms and conditions described in Section 6.1; (ii) The Company shall pay Employee an amount equal to Employee’s full Target Bonus for the calendar year in which Employee’s termination occurs, which shall be equivalent to 50% of Employee’s then-current Base Salary, payable subject to standard federal and state payroll withholding requirements on the Company’s first regularly scheduled payroll date following the Release Effective Date; and DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

8. (iii) Effective as of the later of Employee’s Change in Control Termination Date or the effective date of the Change in Control, the vesting and exercisability of all outstanding unvested equity awards that are held by Employee as of immediately prior to the Change in Control Termination Date shall be accelerated (and lapse, in the case of reacquisition or repurchase rights) in full. 6.3 Termination by the Company for Cause. (a) The Company shall have the right to terminate Employee’s employment with the Company at any time for Cause by giving notice as described in Section 6.7 of this Agreement. (b) “Cause” for termination shall mean that the Company has determined in its sole discretion that Employee has engaged in any of the following: (i) a material breach of any covenant or condition under this Agreement or any other agreement between the parties, after the expiration of 30 days without cure after written notice of such alleged breach to the extent such breach is curable; (ii) any act constituting dishonesty, fraud, or immoral or disreputable conduct which is reasonably likely to cause harm (including reputational harm) to the Company; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy, after the expiration of 30 days without cure after written notice of such violation to the extent such violation is curable; (v) refusal to follow or implement a clear, lawful and reasonable directive of Company after the expiration of 30 days without cure after written notice of such failure to the extent such failure is curable; (vi) gross negligence or incompetence in the performance of Employee’s duties after the expiration of 30 days without cure after written notice of such failure; or (vii) breach of fiduciary duty. (c) In the event Employee’s employment is terminated at any time for Cause, Employee will not receive the Severance Benefits, Change in Control Severance Benefits or any other severance compensation or benefit, except that, consistent with the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.4 Resignation by Employee (other than for Good Reason). (a) Employee may resign from Employee’s employment with the Company at any time by giving notice as described in Section 6.7. (b) In the event Employee resigns from Employee’s employment with the Company (other than for Good Reason), Employee will not receive the Severance Benefits, Change in Control Severance Benefits, or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.5 Termination by Virtue of Death or Disability of Employee. (a) In the event of Employee’s death while employed pursuant to this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall, pursuant to the Company’s standard payroll policies, provide to the Employee’s legal representatives Employee’s Accrued Obligations. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

9. (b) Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to Employee, to terminate this Agreement based on the Employee’s Disability (as defined below). Termination by the Company of the Employee’s employment based on “Disability” shall mean termination because the Employee is unable due to a physical or mental condition to perform the essential functions of Employee’s position with or without reasonable accommodation for six (6) months in the aggregate during any twelve (12) month period or based on the written certification of two licensed physicians (reasonably acceptable to Employee or his guardian) of the likely continuation of such condition for such period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law. In the event Employee’s employment is terminated based on the Employee’s Disability, Employee will not receive the Severance Benefits, Change in Control Severance Benefits, or any other severance compensation or benefit, except that, pursuant to the Company’s standard payroll policies, the Company shall provide to Employee the Accrued Obligations. 6.6 Termination Due to Discontinuance of Business. Anything in this Agreement to the contrary notwithstanding, in the event the Company’s business is discontinued because it is rendered impracticable by substantial financial losses, lack of funding, legal decisions, administrative rulings, declaration of war, dissolution, national or local economic depression or crisis, or any reasons beyond the control of the Company, then this Agreement shall terminate as of the day the Company determines to cease operation with the same force and effect as if such day of the month were originally set as the termination date hereof. In the event this Agreement is terminated pursuant to this Section 6.6, Employee will not receive any of the Severance Benefits, Change in Control Severance Benefits, or any other compensation or benefits, except that, pursuant to the Company’s standard payroll policies, the Company shall pay to Employee the Accrued Obligations. 6.7 Notice; Effective Date of Termination. (a) Termination of Employee’s employment pursuant to this Agreement shall be effective on the earliest of: (i) immediately after the Company gives notice to Employee of Employee’s termination, with or without Cause, unless pursuant to Section 6.3(b)(i), 6.3(b)(iv), 6.3(b)(v) or 6.3(b)(vi), in which case termination shall be effective thirty (30) days after notice if not cured or unless the Company specifies a later date, in which case termination shall be effective as of such later date; (ii) immediately upon the Employee’s death; (iii) ten (10) days after the Company gives notice to Employee of Employee’s termination on account of Employee’s Disability, unless the Company specifies a later date, in which case termination shall be effective as of such later date, provided that Employee has not returned to the fulltime performance of Employee’s duties prior to such date; (iv) ten (10) days after Employee gives written notice to the Company of Employee’s resignation not for Good Reason, provided that the Company may set a DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

10. termination date at any time between the date of notice and the date of resignation, in which case Employee’s resignation shall be effective as of such other date. Employee will receive compensation through any required notice period; or (v) for a termination for Good Reason, immediately upon Employee’s full satisfaction of the requirements of Section 6.1(g). (b) In the event notice of a termination under subsections (a)(i) and (iii) above is given orally, at the other party’s request, the party giving notice must provide written confirmation of such notice within five (5) business days of the request in compliance with the requirement of Section 7.1 below. In the event of a termination for Cause, written confirmation shall specify the subsection(s) of the definition of Cause relied on to support the decision to terminate. 6.8 Cooperation with Company After Termination of Employment. Following termination of Employee’s employment for any reason, Employee shall cooperate fully with the Company in all matters relating to the winding up of Employee’s pending work including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to such other employees as may be designated by the Company. Employee shall be compensated at an hourly rate as agreed upon by Company and Employee at time of termination for any such post-termination services. Further, Employee shall be reimbursed for any reasonable, preapproved expenses incurred in connection herewith. 6.9 Section 409A. (a) Notwithstanding anything to the contrary herein, the following provisions apply to the extent severance benefits provided herein are subject to the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). Severance shall not commence until the Employee has a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “separation from service”). Each installment of severance is a separate “payment” for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i), and the severance is intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are not available and Employee is, upon separation from service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the severance payments shall be delayed until the earlier of (i) six (6) months and one day after Employee’s separation from service, or (ii) Employee’s death. The parties acknowledge that the exemptions from application of Section 409A to severance benefits are fact specific, and any later amendment of this Agreement to alter the timing, amount or conditions that will trigger payment of severance benefits may preclude the ability of severance benefits provided under this Agreement to qualify for an exemption. (b) It is intended that this Agreement shall comply with the requirements of Section 409A, and any ambiguity contained herein shall be interpreted in such manner as to avoid adverse personal tax consequences under Section 409A. Notwithstanding the DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

11. foregoing, the Company shall in no event be obligated to indemnify Employee for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to Section 409A of the Code to payments made pursuant to this Agreement. 6.10 Certain Excise Taxes. (a) Notwithstanding anything to the contrary in this Agreement, if any payment or benefit Employee would receive from the Company or any other party whether in connection with the provisions of this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after-tax benefit, the reduction in the Payments shall occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards other than stock options; (c) cancellation of accelerated vesting of stock options; and (d) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (a), (b), (c) or (d)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Employee’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. (b) The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code shall perform the foregoing calculations. If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting such event, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Employee within thirty (30) calendar days after the date on which Employee’s right to a Payment is triggered (if requested at that time by the Company or Employee) or at such other time as reasonably requested by the Company or Employee. Any good-faith determinations of the independent registered public accounting firm made hereunder shall be final, binding and conclusive upon the Company and Employee. 7. GENERAL PROVISIONS. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

12. 7.1 Notices. Any notices required hereunder to be in writing shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Company at its primary office location and to Employee at Employee’s address as listed on the Company payroll or Employee’s company-provided email address, or at such other address as the Company or Employee may designate by ten (10) days’ advance written notice to the other. 7.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 7.3 Waiver. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. 7.4 Complete Agreement. This Agreement and the Equity Documents constitute the entire agreement between Employee and the Company with regard to the subject matter hereof. This Agreement is the complete, final, and exclusive embodiment of the parties’ agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by Employee and an authorized officer of the Company. The parties have entered into a separate Confidential Information Agreement. Any such separate agreement governs other aspects of the relationship between the parties, has or may have provisions that survive termination of the Employee’s employment under this Agreement, may be amended or superseded by the parties without regard to this agreement and is enforceable according to its terms without regard to the enforcement provision of this Agreement. 7.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement, and facsimile and electronic image copies of signatures (including by pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method shall be equivalent to original signatures. 7.6 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof. 7.7 Successors and Assigns. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any company or other entity with DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

13. or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said company or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but the Company may not otherwise assign this Agreement or its rights and obligations hereunder. Employee may not assign or transfer this Agreement, or any rights or obligations hereunder, other than to Employee’s estate upon Employee’s death. 7.8 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California. 8. ARBITRATION OF ALL DISPUTES. 8.1 Agreement to Arbitrate. To ensure the timely and economical resolution of disputes that may arise between Employee and the Company, both Employee and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, Employee and the Company will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: (i) the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or (ii) Employee’s employment with the Company (including but not limited to all statutory claims); or (iii) the termination of Employee’s employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH EMPLOYEE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. 8.2 Arbitrator Authority. The arbitrator shall have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this Section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. 8.3 Individual Capacity Only. All claims, disputes, or causes of action under this Section, whether by Employee or the Company, must be brought solely in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this Section are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. 8.4 Arbitration Process. Any arbitration proceeding under this Section shall be presided over by a single arbitrator and conducted by the American Arbitration Association (“AAA”) in Los Angeles, California, or as otherwise agreed to by Employee and the Company, under the then applicable AAA rules for the resolution of employment disputes (available upon request and also currently available at https://adr.org/sites/default/files/EmploymentRules_Web_2.pdf). Employee and the Company DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

14. both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute; (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (iii) be authorized to award any or all remedies that Employee or the Company would be entitled to seek in a court of law. The Company shall pay all AAA arbitration fees in excess of the amount of court fees that would be required of Employee if the dispute were decided in a court of law. 8.5 Excluded Claims. This Section shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event Employee intends to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. 8.6 Injunctive Relief and Final Orders. Nothing in this Section is intended to prevent either Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first written above. INSTIL BIO INC. By: Name: Bronson Crouch Title: Chief Executive Officer Employee: By: Name: Sumita Ray DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 1 EXHIBIT 1 INSTIL BIO INC. EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT In consideration of my employment or continued employment by Instil Bio Inc. (“Employer”), and its subsidiaries, parents, affiliates, successors and assigns (together with Employer, “Company”), the compensation paid to me now and during my employment with Company, and Company’s agreement to provide me with access to its Confidential Information (as defined below), I enter into this Employee Confidential Information and Inventions Assignment Agreement with Employer (the “Agreement”). Accordingly, in consideration of the mutual promises and covenants contained herein, Employer (on behalf of itself and Company) and I agree as follows: 1. Confidential Information Protections. 1.1 Recognition of Company’s Rights; Nondisclosure. My employment by Company creates a relationship of confidence and trust with respect to Confidential Information (as defined below) and Company has a protectable interest in the Confidential Information. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any Confidential Information, except as required in connection with my work for Company, or as approved by an officer of Company. I will obtain written approval by an officer of Company before I lecture on or submit for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I will take all reasonable precautions to prevent the disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I agree that Company information or documentation to which I have access during my employment, regardless of whether it contains Confidential Information, is the property of Company and cannot be downloaded or retained for my personal use or for any use that is outside the scope of my duties for Company. 1.2 Confidential Information. “Confidential Information” means any and all confidential knowledge or data of Company, and includes any confidential knowledge or data that Company has received, or receives in the future, from third parties that Company has agreed to treat as confidential and to use for only certain limited purposes. By way of illustration but not limitation, Confidential Information includes (a) trade secrets, inventions, ideas, processes, formulas, software in source or object code, data, technology, know-how, designs and techniques, and any other work product of any nature, and all Intellectual Property Rights (defined below) in all of the foregoing (collectively, “Inventions”), including all Company Inventions (defined in Section 2.1); (b) information regarding research, development, new products, business and operational plans, budgets, unpublished financial statements and projections, costs, margins, discounts, credit terms, pricing, quoting procedures, future plans and strategies, capital-raising plans, internal services, suppliers and supplier information; (c) information about customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, and other non-public information; (d) information about Company’s business partners and their services, including names, representatives, proposals, bids, contracts, and the products and services they provide; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information that a competitor of Company could use to Company’s competitive disadvantage. However, Company agrees that I am free to use information that I knew prior to my employment with Company or that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by me. Company further agrees that this Agreement does not limit my right to discuss my employment or discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful, or report possible violations of law or regulation with any federal, state or local government agency, or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act, or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure, to the extent any such rights are not permitted by applicable law to be the subject of nondisclosure obligations. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 2 1.3 Term of Nondisclosure Restrictions. I will only use or disclose Confidential Information as provided in this Section 1 and I agree that the restrictions in Section 1.1 are intended to continue indefinitely, even after my employment by Company ends. However, if a time limitation on my obligation not to use or disclose Confidential Information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, Company and I agree that the two year period after the date my employment ends will be the time limitation relevant to the contested restriction; provided, however, that my obligation not to disclose or use trade secrets that are protected without time limitation under applicable law shall continue indefinitely. 1.4 No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto Company’s premises any unpublished documents or property belonging to a former employer or any other person to whom I have an obligation of confidentiality unless that former employer or person has consented in writing. 2. Assignments of Inventions. 2.1 Definitions. The term (a) “Intellectual Property Rights” means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: trade secrets, Copyrights, trademark and trade name rights, mask work rights, patents and industrial property, and all proprietary rights in technology or works of authorship (including, in each case, any application for any such rights, all rights to priority, and any rights to apply for any such rights, as well as all rights to pursue remedies for infringement or violation of any such rights); (b) “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (for example, a literary, musical, or artistic work) recognized by the laws of any jurisdiction in the world; (c) “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and similar rights recognized by the laws of any jurisdiction in the world; and (d) “Company Inventions” means any and all Inventions (and all Intellectual Property Rights related to Inventions) that are made, conceived, developed, prepared, produced, authored, edited, amended, reduced to practice, or learned or set out in any tangible medium of expression or otherwise created, in whole or in part, by me, either alone or with others, during my employment by Company, and all printed, physical, and electronic copies, and other tangible embodiments of Inventions. 2.2 California Limited Exclusion Notification. (a) I acknowledge that California Labor Code section 2870(a) provides that I cannot be required to assign to Company any Invention that I develop entirely on my own time without using Company’s equipment, supplies, facilities or trade secret information, except for Inventions that either (i) relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development, or (ii) result from any work performed by me for Company (“Nonassignable Inventions”). (b) To the extent that a provision in this Agreement purports to require me to assign a Nonassignable Invention to Company, the provision is against the public policy of the state of California and is unenforceable. (c) This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States. 2.3 Prior Inventions. (a) On the signature page to this Agreement is a list describing any Inventions that (i) are owned by me or in which I have an interest and that were made or acquired by me prior to my date of first employment by Company, and (ii) may relate to Company’s business or actual or demonstrably anticipated research or development, and (iii) are not to be assigned to Company (“Prior Inventions”). If no such list is attached, I represent and warrant that no Inventions that would be classified as Prior Inventions exist as of the date of this Agreement. (b) I agree that if I use any Prior Inventions and/or Nonassignable Inventions in the scope of my employment, or if I include any Prior Inventions and/or Nonassignable Inventions in any product or service of Company, or if my rights in any Prior Inventions and/or any Nonassignable Inventions may block or interfere with, or may otherwise DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 3 be required for, the exercise by Company of any rights assigned to Company under this Agreement (each, a “License Event”), (i) I will immediately notify Company in writing, and (ii) unless Company and I agree otherwise in writing, I hereby grant to Company a non-exclusive, perpetual, transferable, fully-paid, royalty-free, irrevocable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium (whether now known or later developed), make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Inventions and/or Nonassignable Inventions. To the extent that any third parties have any rights in or to any Prior Inventions or any Nonassignable Inventions, I represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. For purposes of this paragraph, “Prior Inventions” includes any Inventions that would be classified as Prior Inventions, whether or not they are listed on the signature page to this Agreement. 2.4 Assignment of Company Inventions. I hereby assign to Employer all my right, title, and interest in and to any and all Company Inventions other than Nonassignable Inventions and agree that such assignment includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Employer and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Employer or related to Employer’s customers, with respect to such rights. I further agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions. Nothing contained in this Agreement may be construed to reduce or limit Company’s rights, title, or interest in any Company Inventions so as to be less in any respect than that Company would have had in the absence of this Agreement. 2.5 Obligation to Keep Company Informed. During my employment by Company, I will promptly and fully disclose to Company in writing all Inventions that I author, conceive, or reduce to practice, either alone or jointly with others. At the time of each disclosure, I will advise Company in writing of any Inventions that I believe constitute Nonassignable Inventions; and I will at that time provide to Company in writing all evidence necessary to substantiate my belief. Subject to Section 2.3(b), Company agrees to keep in confidence, not use for any purpose, and not disclose to third parties without my consent, any confidential information relating to Nonassignable Inventions that I disclose in writing to Company. 2.6 Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention. 2.7 Ownership of Work Product. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). 2.8 Enforcement of Intellectual Property Rights and Assistance. I will assist Company, in every way Company requests, including signing, verifying and delivering any documents and performing any other acts, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any jurisdictions in the world. My obligation to assist Company with respect to Intellectual Property Rights relating to Company Inventions will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after such termination for the time I actually spend on such assistance. If Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Employer and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned to Employer under this Agreement. 2.9 Incorporation of Software Code. I agree not to incorporate into any Inventions, including any Company software, or otherwise deliver to Company, any software code licensed under the GNU General Public License, Lesser General Public License, or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company, except in strict compliance with Company’s policies regarding the use of such software or as directed by Company. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 4 3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Employer at all times. 4. Duty of Loyalty During Employment. During my employment by Company, I will not, without Company’s written consent, directly or indirectly engage in any employment or business activity that is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. 5. No Solicitation of Employees, Consultants or Contractors. To the extent permitted by applicable law, I agree that during my employment and for the one year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others (except on behalf of Company) solicit, induce, encourage any person known to me to be an employee, consultant, or independent contractor of Company to terminate his, her or its relationship with Company. 6. Reasonableness of Restrictions. I have read this entire Agreement and understand it. I agree that (a) this Agreement does not prevent me from earning a living or pursuing my career, and (b) the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely, with knowledge of its contents and the intent to be bound by its terms. If a court finds this Agreement, or any of its restrictions, are ambiguous, unenforceable, or invalid, Company and I agree that the court will read the Agreement as a whole and interpret such restriction(s) to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce this Agreement in the manner provided in this Section and/or Section 12.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law, and I agree to be bound by this Agreement as modified. 7. No Conflicting Agreement or Obligation. I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, any written or oral agreement in conflict with this Agreement. 8. Return of Company Property. When I cease to be employed by Company, I will deliver to Company any and all materials, together with all copies thereof, containing or disclosing any Company Inventions, or Confidential Information. I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such information and then permanently delete such information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time during my employment, with or without notice. Prior to leaving, I hereby agree to: provide Company any and all information needed to access any Company property or information returned or required to be returned pursuant to this paragraph, including without limitation any login, password, and account information; cooperate with Company in attending an exit interview; and complete and sign Company’s termination statement if required to do so by Company. 9. Legal and Equitable Remedies. I agree that (a) it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms, (b) any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and (c) Company will have the right to enforce this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement. If Company enforces this Agreement through a court order, I agree that the restrictions of Section 5 will remain in effect for a period of 12 months from the effective date of the order enforcing the Agreement. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 5 10. Notices. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. 11. Publication of This Agreement to Subsequent Employer or Business Associates of Employee. If I am offered employment, or the opportunity to enter into any business venture as owner, partner, consultant or other capacity, while the restrictions in Section 5 of this Agreement are in effect, I agree to inform my potential employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with, of my obligations under this Agreement and to provide such person or persons with a copy of this Agreement. I agree to inform Company of all employment and business ventures which I enter into while the restrictions described in Section 5 of this Agreement are in effect and I authorize Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with and to make such persons aware of my obligations under this Agreement. 12. General Provisions. 12.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California without regard to any conflict of laws principles that would require the application of the laws of a different jurisdiction. I expressly consent to the personal jurisdiction and venue of the state and federal courts located in California for any lawsuit filed there against me by Company arising from or related to this Agreement. 12.2 Severability. If any portion of this Agreement is, for any reason, held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such provision had never been contained in this Agreement. If any portion of this Agreement is, for any reason, held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent allowed by the then applicable law. 12.3 Successors and Assigns. This Agreement is for my benefit and the benefit of Company and its and their successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives. 12.4 Survival. This Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee. 12.5 Employment At-Will. I understand and agree that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice. 12.6 Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 12.7 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations. 12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192

Employee Confidential Information and Inventions Assignment Agreement Page 6 12.9 Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT. 12.10 Entire Agreement. The obligations in Sections 1 and 2 (except Section 2.2 and Section 2.7, in each case, with respect to a consulting relationship) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant, employee or other service provider if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us, provided, however, if, prior to execution of this Agreement, Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. This Agreement will be effective as of the date signed by the Employee below. EMPLOYER: Instil Bio Inc. EMPLOYEE: Sumita Ray (Signature) (Signature) Bronson Crouch Sumita Ray Chief Executive Officer (Date Signed) PRIOR INVENTIONS 1. Prior Inventions Disclosure. Except as listed in Section 2 below, the following is a complete list of all Prior Inventions: No Prior Inventions. See below: Additional sheets attached. 2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies): Excluded Invention Party(ies) Relationship 1. 2. 3. Additional sheets attached. DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192 3/11/2022

EXHIBIT 2 MILESTONES RELATED TO MILESTONE OPTION Milestone Options shall be awarded in accordance with the terms and subject to the conditions set forth in Section 2.3(b) of the Agreement to which this Exhibit 2 is attached upon the achievement of each of the following two milestones identified below, as determined by the Board (or any authorized committee thereof): Milestone 1: Grant of 25,000 options upon completion: • Within 6 months after Effective Date, Presentation to the Company’s Executive Committee and Board of Directors/Audit Committee, and such committee’s subsequent endorsement, of a 12-18 month strategic plan for staffing, priorities and deliverables for the Legal Department; • Within 6 months after Effective Date, Presentation to the Company’s Executive Committee and Board Of Directors/Audit Committee, the plan for building an Effective Compliance Program as defined in the Office of Inspecor General’s Voluntary Guidance for Pharmaceutical Manufacturers; Milestone 2: Grant of 25,000 options upon completion: • Within 12 months after Effective Date, build out company’s stage-appropriate Effective Compliance Program pursuant to above, that can continue to be appropriately scaled with company growth and lifecycle. 265051854 v4 DocuSign Envelope ID: D8A827FD-E793-49E3-8EF8-D0340CB1F192